UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

P10, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40937	87-2908160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue, Suite 1600, Dallas, Texas 75205

(Address of principal executive offices) (Zip Code)

(214) 865-7998

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2025, P10, Inc. (the “Company”) entered into new employment agreements with each of Amanda Coussens, the Company’s Chief Financial Officer (the “Coussens Employment Agreement”), and Mark Hood, the Company’s Chief Administrative Officer (the “Hood Employment Agreement”, and together, the “Employment Agreements”).

The Employment Agreements make certain changes to the respective executive’s previous agreement as described below, but do not otherwise include any changes to the amounts of the executives’ compensation, including with respect to base salary and the target carried interest award amount.

The changes include (a) providing that the target annual bonuses paid to the executives will be paid solely in cash, subject to satisfying certain performance metrics and requirements determined by the Compensation Committee, and also changed Ms. Coussens’ annual target bonus amount to $300,000; (b) providing that each of Ms. Coussens and Mr. Hood will be eligible for an annual equity award with a target value of $600,000 and $500,000, respectively; and (c) updating the provisions regarding payments following a termination connected to a Change in Control (as defined in the Employment Agreements), to (i) clarify that the termination payments owing to the executive under this provision include if the Company or its successor terminates the executive’s employment within eighteen (18) months following a Change in Control and (ii) provide that the executive will also be entitled to a payment, payable in a lump sum, equal to the target annual bonus covering an eighteen (18) month period.

The Employment Agreements also include certain changes to conform the language to the Company’s employment agreements with its other executive officers, including (i) providing that in the case of death or disability (each as defined in the Employment Agreements), there will be immediate vesting of all outstanding Company equity awards (excluding any restricted stock units that have not yet been earned), and immediate vesting of all carried interests in the investment vehicles of the affiliated entities granted to the executive during the term, and (ii) certain other administrative conforming changes, including with respect to the provisions relating to indemnification and the executives’ exit obligations.

The material terms of the existing employment agreement with Ms. Coussens are disclosed in the Company’s Definitive Proxy Statement dated April 24, 2024, and the material terms of the existing employment agreement with Mr. Hood are similar in material respects to the terms of the agreement with Ms. Coussens.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Coussens Employment Agreement and Hood Employment Agreement, copies of which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, made and entered into effective as of April 3, 2025, by and between P10 Intermediate Holdings, LLC and Amanda Coussens

10.2	Employment Agreement, made and entered into effective as of April 3, 2025, by and between P10 Intermediate Holdings, LLC and Mark Hood

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, INC.

Date: April 4, 2025	By:	/s/ Amanda Coussens
Amanda Coussens
Chief Financial Officer